UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 11, 2015

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)
Colorado
(State or other jurisdiction of incorporation)
000-51139	13-4228144
(Commission File Number)	(IRS Employee Identification No.)

2000 South Colorado Blvd., Tower 1 Suite 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/__/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/__/Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/__/Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

/__/Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7–REGULATION FD DISCLOSURE

ITEM 7.01  Regulation FD Disclosure

Investor Email Update

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

GrowCo, Inc. (“GrowCo”), a majority owned subsidiary of Two Rivers Water & Farming Company (“Two Rivers”, OTCQB: TURV), and Suncanna (GrowCo’s tenant) announced on December 11, 2015 through a GrowCo investor email update, a meeting with the premier vapor pen manufacturer and distributor from California to discuss extraction facilities, product technology licensing and distribution in Colorado.

GrowCo visited the greenhouse on Tuesday and Thursday.  In two days, the plants had grown 3" according to Suncanna.  The plants are thriving inside the greenhouse.  Suncanna expects to move the plants to Bay 2 by Monday/Tuesday pending final tests of the Argus system.

The loading dock and driveway were finally completed.

Management believes Two Rivers common stock, symbol TURV, is seriously undervalued, share price closed at $.54 a share yesterday.  Market Capitalization, based on common stock currently outstanding, is $14.54M. Stockholder Equity is $30.16M as of 9/30/15 quarterly report.  Investors should complete their own analysis before investing.

56 days to first harvest.

To sign up for GrowCo email updates please visit http://www.trgrowco.com/.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)
Dated: December 14, 2015	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer